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                                                                    EXHIBIT 99.3

                    ELECTION FORM FOR USE BY STOCKHOLDERS OF
                            FINANCIAL SECURITY CORP.

Harris Trust and Savings Bank
311 West Monroe Street
14th Floor West
Chicago, Illinois 60606

Dear Financial Security Corp. Stockholder:

    Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 22, 1996, between Pinnacle Bank Group, Inc. ("Pinnacle"), and Financial Security Corp. ("Financial Security"), the undersigned stockholder(s) of Financial Security elects to receive the following category of consideration in conversion of his or her shares of common stock of Financial Security, par value $.01 per share ("Financial Security Common Stock") upon consummation of the merger:

/ / STOCK ELECTION -- .8803 shares (the "Exchange Ratio") of Pinnacle Common Stock, subject to adjustment dependent upon the Pinnacle Average Stock Price as provided in the Merger Agreement (the "Stock Distribution");

/ / CASH ELECTION -- a cash payment in an amount equal to $28.50 per share of Financial Security Common Stock (the "Cash Distribution"); or

/ / COMBINED ELECTION -- an amount in cash equal to 30% of the Cash Distribution and shares of Pinnacle Common Stock equal to 70% of the Stock Distribution.

    THE UNDERSIGNED ACKNOWLEDGES THAT THE DEADLINE FOR FILING THIS ELECTION FORM WITH HARRIS TRUST AND SAVINGS BANK ("HARRIS") IS BY 5:00 P.M., CENTRAL TIME, ON SEPTEMBER 10, 1996, THE DAY PRIOR TO THE DATE OF THE SPECIAL MEETING OF STOCKHOLDERS OF FINANCIAL SECURITY CALLED TO CONSIDER AND VOTE UPON THE MERGER AGREEMENT.

    PURSUANT TO THE MERGER AGREEMENT, ANY STOCKHOLDER WHO FAILS TO DELIVER THE ELECTION FORM TO HARRIS PROPERLY COMPLETED AND EXECUTED BY THE DEADLINE WILL RECEIVE THE STOCK DISTRIBUTION.

    The undersigned acknowledges that the consideration received in connection with the Stock Distribution and the Combined Distribution is subject to possible adjustment depending on the Pinnacle Average Stock Price (as defined in the Merger Agreement) prior to the Effective Time, and as discussed in greater detail in the Joint Proxy Statement/ Prospectus.

    The undersigned further acknowledges that the Cash Election is subject to the limitations on the issuance of not less than the number of shares of Pinnacle Common Stock such that the aggregate consideration received in the Merger consists of at a minimum 55% stock consideration or such higher percentage necessary for Muldoon, Murphy & Faucette, counsel to Financial Security, to render an opinion that the merger qualifies as a tax-deferred reorganization for those stockholders who receive shares of Pinnacle Common Stock in exchange for their shares of Financial Security Common Stock. See the accompanying Joint Proxy Statement/Prospectus -- "THE MERGER -- Election Procedures" for a description of the situations in which the Exchange Agent may be required to reallocate the consideration to be paid to stockholders making the Cash Election.

    Prior to 5:00 p.m., Central Time, on September 10, 1996, the undersigned may, at any time or from time to time, change his or her election by filing a new Election Form with Harris.

    FOR INFORMATION CONCERNING THE SUBMISSION OF THE ELECTION FORM, PLEASE CONTACT HARRIS AT (312) 461-6001. STOCKHOLDERS WHO HAVE QUESTIONS REGARDING THE ELECTION PROCESS, AND/OR THE TAX CONSEQUENCES ASSOCIATED WITH SUCH ELECTION PROCESS, SHOULD CONSULT, AT THEIR OWN EXPENSE, THEIR OWN TAX, LEGAL AND INVESTMENT ADVISORS.

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DATED:                                                   ------------------------------------------------------
                                                          SIGNATURE OF STOCKHOLDER

                                                         ------------------------------------------------------
                                                          SIGNATURE OF STOCKHOLDER

                                                         (TO BE SIGNED BY THE HOLDER(S) OF RECORD EXACTLY AS THE
                                                          NAME(S)   OF  SUCH  HOLDER(S)  APPEARS  ON  THE  STOCK
                                                          CERTIFICATE. WHEN  SIGNING AS  AN ATTORNEY,  EXECUTOR,
                                                          ADMINISTRATOR,  TRUSTEE OR GUARDIAN,  PLEASE GIVE FULL
                                                          TITLE. ALL JOINT OWNERS MUST SIGN.)
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                 PLEASE RETURN TO HARRIS TRUST AND SAVINGS BANK
           USING THE ENCLOSED, PRE-PAID, PRE-ADDRESSED BLUE ENVELOPE